Exhibit 10.1

NV5 GLOBAL, INC.

EMPLOYEE STOCK PURCHASE PLAN

1.     Purpose. The purpose of the Plan is to encourage stock ownership by employees of the Company in order to increase their identification with the Company’s goals and secure a proprietary interest in the Company’s success. The Plan is intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan shall be construed in a manner consistent with the requirements of such sections of the Code, and the regulations issued thereunder. The Plan shall become effective on the date of its approval by stockholders and shall continue in effect until such date as is determined by the Committee in its discretion.

2.     Definitions.

(a)     “Code” shall mean the Internal Revenue Code of 1986, as amended.

(b)     “Committee” shall mean the Compensation Committee and such other committee or subcommittee of the Board of Directors of the Company, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board of Directors. If at any time, there is no committee authorized to administer the Plan, the Board of Directors in its entirety shall exercise all of the powers of the Committee.

(c)     “Common Stock” shall mean the common stock of NV5 Global, Inc.

(d)     “Company” shall mean NV5 Global, Inc. and any Designated Subsidiary of the Company.

(e)     “Compensation” shall mean the gross cash compensation (including, wage, salary, bonus and overtime earnings) paid by the Company or any Designated Subsidiary to a participant in accordance with the terms of employment, but excluding all expense allowances and other compensation paid in a form other than cash.

(f)     “Designated Subsidiary” shall mean any Subsidiary which has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan.

(g)     “Employee” shall mean any individual who is an employee of the Company for federal income tax purposes and whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave. Notwithstanding the foregoing, the Board of Directors may exclude all individuals subject to Section 16 of the Securities Exchange Act of 1934, provided such individual is considered a “highly compensated employee” for purposes of Code Section 414(q).

(h)     “Enrollment Date” shall mean the first Trading Day of each Offering Period.

(i)     “Exercise Date” shall mean the last Trading Day of each Offering Period.

(j)     “Fair Market Value” shall mean, as of any date, the closing sales price of Common Stock on that date as listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, as reported in The Wall Street Journal or such other source as the Committee deems reliable. In the event that Fair Market Value is to be determined for a day which is not a Trading Day, the Fair Market Value shall be the closing sales price of the Common Stock on the immediately preceding Trading Day. In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

(k)     “Offering Periods” shall mean the periods during which an option granted pursuant to the Plan may be exercised.

(l)     “Plan” shall mean this NV5 Global, Inc. Employee Stock Purchase Plan.

(m)     “Purchase Price” shall mean, unless otherwise determined by the Committee, the exercise price of a share of Common Stock that equals, ninety-five percent (95%) of the Fair Market Value of a share of Common Stock on the Exercise Date. The Purchase Price may be adjusted by the Committee pursuant to Section 18 In no event shall the Purchase Price be less than eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is less.

(n)     “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(o)     “Subsidiary” shall mean any domestic corporation (other than the Company) which, pursuant to Section 424(f) of the Code, is included in an unbroken chain of corporations beginning with the Company if, at the beginning of an Offering Period, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of capital stock in one of the other corporations in such chain.

(p)     “Trading Day” shall mean a day on which national stock exchanges are open for trading.

3.     Eligibility.

(a)     Participation in the Plan is voluntary. Each Employee will be eligible to participate in the Plan. To participate in an Offering Period, the individual must be an Employee on the first day of such Offering Period. An individual who becomes an Employee after an Offering Period begins may commence participation in the next Offering Period.

(b)     Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or of any Subsidiary and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of Common Stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.     Offering Periods. Unless otherwise determined by the Committee, Offering Periods are three (3) months in duration. In no event may an Offering Period exceed twenty-seven (27) months. The initial Offering Period shall begin on August 15, 2016 and shall end on October 31, 2016. Subsequent sequential Offering Periods shall begin on the first Trading Days of July of each year.

5.     Participation.

(a)     An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions and filing it with the Company’s payroll office prior to the applicable Enrollment Date.

(b)     Payroll deductions for a participant shall commence on the first payroll of the Offering Period following the beginning of such Offering Period and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant.

6.     Payroll Deductions.

(a)     At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period, in one percent (1%) increments, in an amount not exceeding twenty percent (20%) of the Compensation which he or she receives on each pay day during the Offering Period.

(b)     All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

(c)     A participant may discontinue his or her participation in the Plan or may decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Committee may, in its discretion, limit the number of deduction rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following thirty (30) business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant’s subscription agreement shall remain in effect for successive Offering Periods, unless terminated by such participant.

(d)     Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased by the Company to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant.

(e)     At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s Compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7.     Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than six hundred (600) shares of the Company’s Common Stock (subject to any adjustment pursuant to Section 17 hereof), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 18 hereof. The Committee may increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock an Employee may purchase during each Offering Period. Exercise of the option shall occur as provided in Section 8 hereof.

8.     Exercise of Option.

(a)     A participant’s option for the purchase of Common Stock shall be exercised automatically on the Exercise Date (even if such participant is no longer employed with the Company), and the maximum number of shares subject to an option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. Fractional shares may be purchased. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant.

(b)     If the Committee determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Committee may in its sole discretion provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 18 hereof. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s shareholders subsequent to such Enrollment Date.

9.     Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, the shares of Common Stock purchased upon exercise of his or her option. At the Committee’s sole election, the Company may deliver such shares in certificate or book entry form. Alternatively, the Committee may issue and deliver certificates for the number of shares of Common Stock purchased by all participants to a firm which is a member of the National Association of Securities Dealers, as selected by the Committee, which shares shall be maintained by such firm in a separate brokerage account for each participant.

10.     Withdrawal.

A participant may not withdraw any payroll deductions once they are credited to his or her account.

11.     Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

12.     Stock.

(a)     Subject to adjustment upon changes in capitalization of the Company as provided in Section 17 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be five hundred thousand (500,000) shares.

(b)     The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

(c)     Shares to be delivered to a participant under the Plan shall be registered in the name of the participant.

(d)     Shares may not be sold or transferred by a participant (or the participant’s estate) for 180 days following the Exercise Date.

13.     Administration. The Plan shall be administered by the Committee. The Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all parties. The Committee may delegate the authority and responsibility for the day-to-day administrative or ministerial tasks of the Plan to a benefits representative, including a brokerage firm or other third party engaged for such purpose.

14.     Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will and the laws of descent and distribution) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

15.     Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

16.     Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

17.     Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)     Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock affected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)     Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Committee. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Committee shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date.

(c)     Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Offering Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Committee shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date.

18.     Amendment or Termination.

(a)     The Committee may at any time and for any reason terminate or amend the Plan. Except as provided in Section 17 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Committee on any Exercise Date if the Committee determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 17 and this Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

(b)     Without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Committee shall be entitled to change the Offering Periods, adjust the Purchase Price (but in no event to an amount less than eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is less), limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

(c)      In the event the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Committee may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

   (i)     altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

   (ii)     shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Committee action; and

   (iii)     allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

19.     Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

20.     Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law. Additionally, the Company may require that shares acquired through the Plan be held by the participant for a minimum period of time before such shares may be transferred. The Company may require a legend setting forth any applicable transfer restrictions to be stamped or otherwise written on the certificates of shares purchased through the Plan.

21.     International Subplan. To the extent necessary to comply with local law requiring terms that vary from the terms required under Section 423 of the Code, the Company may adopt a subplan not intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code, and which permits variation of offering terms as required by local law.

22.     Miscellaneous.

(a)     Purchase Rights Carry Same Rights and Privileges. To the extent required to comply with the requirements of Section 423 of the Code, all Employees shall have the same rights and privileges hereunder.

(b)     Administrative Costs. The Company shall pay the administrative expenses associated with the operation of the Plan.

(c)     No Employment Rights. The Plan does not, directly or indirectly, create in any person any right with respect to continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the Company’s or any Subsidiary’s right to terminate, or otherwise modify, any employee’s employment at any time.

(d)      Headings. Any headings or subheadings in the Plan are inserted for convenience of reference only and are to be ignored in the construction or interpretation of any provisions hereof.

(e)      Gender and Tense. Any words herein used in the masculine shall be read and construed in the feminine when appropriate. Words in the singular shall be read and construed as though in the plural, and vice-versa, when appropriate.

(f)     Governing Law. The Plan shall be governed and construed in accordance with the laws of the State of Delaware to the extent not preempted by federal law.

(g)     Regulatory Approvals and Compliance. The Company’s obligation to sell and deliver Common Stock under the Plan is at all times subject to all approvals of and compliance with the (i) regulations of any applicable stock exchanges and (ii) any governmental authorities required in connection with the authorization, issuance, sale or delivery of such Common Stock, as well as federal, state and foreign securities laws.

(h)     Severability. In the event that any provision of the Plan shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had not been included herein.

(i)     No Guarantee of Tax Consequences. The Company does not make any commitment or guarantee that any particular tax treatment shall apply or be available to any person participating or eligible to participate in the Plan, including, without limitation, any tax imposed by the United States or any state thereof, any estate tax, or any tax imposed by a foreign government.